                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              HON INDUSTRIES Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

HON INDUSTRIES Inc.
414 EAST THIRD STREET - P.O. BOX 1109
MUSCATINE, IA 52761-7109
319/264-7400



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE OWNERS OF COMMON STOCK
OF HON INDUSTRIES Inc.:

The 1996 Annual Meeting of Shareholders of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), will be held at the Holiday Inn, Highways 61 and 38 North, Muscatine, Iowa, on Tuesday, May 14, 1996, beginning at 10:30 a.m., in order:

     1. To elect each of three Directors for a term of three years.

     2. To transact any other business that may properly be brought before the meeting or any adjournment thereof.

The holders of record as of the close of business on March 15, 1996, of the Company's Common Stock, par value $1.00 per share, are entitled to vote at the meeting.

You are encouraged to attend the meeting. We want to keep you informed of the Company's activities and progress.

BY ORDER OF THE BOARD OF DIRECTORS,



/s/ A. Mosby Harvey, Jr.


A. Mosby Harvey, Jr.
Vice President, General Counsel and Secretary
March 29, 1996



PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                              HON INDUSTRIES Inc.
                             414 EAST THIRD STREET
                             MUSCATINE, IOWA 52761

                                                                  March 29, 1996

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1996


This Proxy Statement is furnished by and on behalf of the Board of Directors of HON INDUSTRIES Inc. (the "Company" or "HON INDUSTRIES") in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on May 14, 1996, at the Holiday Inn in Muscatine, Iowa, and at any adjournment or postponement thereof (the "Annual Meeting").

There were 30,290,764 shares of the Company's common stock, par value $1.00 per share (the "Common Stock") outstanding (the "Shares") as of the close of business on March 15, 1996 ("Record Date"). This Proxy Statement and the enclosed proxy card will be first mailed on or about March 29, 1996, to the holders of Shares on the Record Date (the "Shareholders" or, individually, "Shareholder"). Shareholders shall be entitled to cast one vote per share for election of Directors and one vote per share on all other matters.

A Shareholder who gives a proxy may revoke it at any time prior to its exercise by filing with the Secretary a written revocation or a duly executed proxy bearing a later date. The proxy will be suspended if the Shareholder attends the meeting and elects to vote in person. Proxies that are signed but unmarked will be voted as recommended by the Board of Directors.

The Company will treat abstentions and broker non-votes as present at the Annual Meeting solely for purposes of determining whether or not a quorum exists. Such non-votes will not be considered to be voting on the matters as to which they exist and, thus, will not be counted in determining whether such matters have been approved by two-thirds of the Shares entitled to vote in the election of Directors.

The affirmative vote of the holders of a majority of the Shares entitled to vote is required for adoption of motions, resolutions, and actions previously recommended by a majority of the Board of Directors, except for changes in voting requirements, election or removal of Directors, or approval of mergers, consolidations, and certain other corporate combinations. Changes in voting rights, election or removal of Directors, and motions, resolutions, and actions not previously recommended by a majority of the Board of Directors require the affirmative vote of the holders of two-thirds of the Shares entitled to vote. Approvals of mergers, consolidations, and certain other corporate combinations require the affirmative vote of a total number of shares equal to all shares held by persons who beneficially own 10 percent or more of the Company's outstanding Common Stock plus two-thirds of the remaining outstanding Common Stock.


                             ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders, three Directors are each to be elected to hold office for terms of three years and until their successors are elected and shall qualify. The Board of Directors recommends the election of the three nominees listed on the following page. The named proxies intend to vote for the election of the three nominees. If, at the time of the meeting, any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes, unless otherwise directed. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Set forth below is certain information furnished to the Company by each nominee and each Director continuing in office after the Annual Meeting.


                             NOMINEES FOR ELECTION

                                                                                                            COMMON STOCK
                                                                                                        AS OF MARCH 15, 1996
                                                                                                 ---------------------------------
                                                                                                 AMOUNT AND NATURE OF
                               PRINCIPAL OCCUPATION AND                          NOMINATED FOR   BENEFICIAL OWNERSHIP   PERCENT OF
                              BUSINESS EXPERIENCE DURING        DIRECTOR SINCE   TERM EXPIRING                             CLASS
NOMINEES                         THE PAST FIVE YEARS       AGE


Robert L. Katz (1)           President, 1953-    ,          70       1995             1999              1,000                *
                             Robert L. Katz and
                             Associates (consultants on
                             corporate strategy).

Celeste C. Michalski         Vice President-Collections     53       1993             1999              1,598                *
                             - Residence and Business,
                             November 1995-   , and
                             Managing Director,
                             Productivity and Process
                             Improvement, July
                             1995-November 1995,
                             Telecommunications Group,
                             NYNEX (telecommunications,
                             directory publishing, and
                             information delivery
                             services); and Assistant
                             Comptroller, 1994-June
                             1995, NYNEX; Comptroller,
                             1993-94, New York
                             Telephone, largest
                             operating company of NYNEX;
                             Vice President and
                             Controller, 1988-93,
                             Gencorp, Inc.

Richard H.                   Vice Chairman, 1979-   ,       63       1964             1999        2,621,790(2)(3)          8.66%
Stanley                      HON INDUSTRIES Inc.;
                             President, 1986-   , SC
                             Companies, Inc.; Chairman,
                             1984-   , Stanley
                             Consultants, Inc.
                             (international engineering,
                             architecture, planning, and
                             management); President,
                             1984-   , The Stanley
                             Foundation (private
                             operating foundation).


                                          INCUMBENT DIRECTORS

                                                                                      COMMON STOCK
                                                                                  AS OF MARCH 15, 1996
                                                                                  --------------------
                                                                                  AMOUNT AND
                PRINCIPAL OCCUPATION AND                                          NATURE OF    PERCENT
CONTINUING      BUSINESS EXPERIENCE DURING              DIRECTOR    TERM          BENEFICIAL      OF
DIRECTORS       THE PAST FIVE YEARS              AGE     SINCE     EXPIRES        OWNERSHIP     CLASS
W. James        President and CEO, September      53      1988      1998             1,000        *
Farrell         1995-   , Director,
                September 1995-   ,
                President, 1994-95, Illinois
                Tool Works Inc. (ITW);
                Executive Vice President and
                President, 1983-94,
                Specialty Mechanical and
                Adhesive Products Group, ITW
                (highly engineered products
                and systems).

Jack D.         President and CEO, 1991-   ,      58      1990      1998            78,610        *
Michaels (4)    President, 1990-91, HON
                INDUSTRIES Inc.

Michael S.      Senior Vice President,            58      1980      1998             6,117        *
Plunkett (5)    Engineering, Technology &
                Human Resources,
                1986-   , and Director,
                1986-93, Deere & Company
                (mobile power machinery).

Herman J.       Retired Vice Chairman of          78      1980      1998             2,398        *
Schmidt (6)     Mobil Oil Corporation.
                Director of various
                corporations.

Robert W.       Counsel, Baker & McKenzie;        58      1994      1997             1,998        *
Cox             Chairman of the Policy
                Committee, 1992-94, Managing
                Partner and Chairman of the
                Executive Committee and the
                Strategic Planning
                Committee, 1984-92, Baker &
                McKenzie (an international
                law firm).

Stanley M.      Chairman, 1984-  ,                72      1958      1997         1,781,361(2)(7) 5.88%
Howe            President, 1964-90, CEO,
                1979-91, HON INDUSTRIES Inc.

Lee Liu (8)     Chairman, President and CEO,      62      1990      1997             1,748(2)     *
                1993-   , President and CEO,
                1991-93, Director, 1991-93,
                IES Industries Inc.;
                Chairman, President and CEO,
                1994-   , IES Utilities;
                Officer, 1990-93, various
                affiliates or predecessor
                companies to IES Industries
                Inc. and IES Utilities
                (energy, transportation, and
                telecommunications).

Lorne R.        Retired Executive Vice            62      1994      1997             3,298        *
Waxlax (9)      President, Diversified
                Group, of The Gillette
                Company (marketer and
                manufacturer of personal
                care and use products).
                Director of various
                corporations.

                                                                                      COMMON STOCK
                                                                                  AS OF MARCH 15, 1996
                                                                                  --------------------
                                                                                  AMOUNT AND
                PRINCIPAL OCCUPATION AND                                          NATURE OF    PERCENT
CONTINUING      BUSINESS EXPERIENCE DURING              DIRECTOR    TERM          BENEFICIAL      OF
DIRECTORS       THE PAST FIVE YEARS              AGE     SINCE     EXPIRES        OWNERSHIP     CLASS
Jan K. Ver
Hagen (10)      President and COO, October       58       1992      1996            1,000         *
                1994 -   , Director, October
                1994 -   , Executive Vice
                President, May 1994-October
                1994, United Dominion
                Industries Ltd.
                (manufacturing, engineering,
                and construction); Vice
                Chairman and Director,
                1988-1994, Emerson Electric
                Co.

-----------------------
*  Less than 1 percent.

NOTES

(1) Dr. Katz is also a director of Newell Co. and Inmac Corp., each of which has a class of securities registered with the Securities and Exchange Commission. See "Certain Relationships and Related Transactions" on page 8.

(2) Figures include shares held by or for the benefit of the spouse and/or children of Mr. Howe, 1,100,650; Mr. Liu, 550; and Mr. Stanley, 89,736. Each Director disclaims "beneficial ownership" of such respective shares.

(3) Includes 13,072 shares beneficially and indirectly owned by Mr. Stanley as co-trustee of the C. Maxwell Stanley and Elizabeth M. Stanley Real Estate Trust. Also includes 2,380,052 shares owned by The Stanley Foundation and 23,498 shares owned by E & M Charities. Mr. Stanley is President and a director of The Stanley Foundation and a director of E & M Charities and, as such, shares voting and dispositive powers as to shares held by such entities, of which he disclaims "beneficial ownership." See "Beneficial Owners of Common Stock" on the following page.

(4) Mr. Michaels is also a director of Huffy Corporation, which has a class of securities registered with the Securities and Exchange Commission.

(5) Mr. Plunkett is also a director of Bank One, Quad Cities, NA, which has a class of securities registered with the Securities and Exchange Commission.

(6) Mr. Schmidt is also a director of H.J. Heinz Co. and MAPCO Inc., each of which has a class of securities registered with the Securities and Exchange Commission.

(7) Includes 181,528 shares owned by The Howe Foundation. Mr. Howe is President of The Howe Foundation and, as such, shares voting and dispositive powers as to shares held by such entity, of which he disclaims "beneficial ownership."

(8) Mr. Liu is also a director of Eastman Chemical Company and Principal Financial Group, each of which has a class of securities registered with the Securities and Exchange Commission.

(9) Mr. Waxlax is also a director of Amtrol Inc., Clean Harbors Inc., Quaker State Corporation, and Waban, Inc., each of which has a class of securities registered with the Securities and Exchange Commission.

(10) Mr. Ver Hagen is also a director of Wolverine Tube, Inc., which has a class of securities registered with the Securitites and Exchange Commission. He has declined to stand for re-election in order to pursue other interests. At the time of the Shareholders' Meeting, the Board of Directors is expected to amend the Company's By-laws to reduce the total number of Directors from 12 to 11.


BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth information known as of March 15, 1996, with respect to any person who is known to the Company to be the beneficial owner of more than 5 percent of the Company's Common Stock. The table also includes any non-Director executive officers included in the Summary Compensation Table. For information regarding Director stock ownership, see "Election of Directors."

NAME AND ADDRESS OF                       AMOUNT AND NATURE OF      PERCENT
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP      OF CLASS

State Farm Insurance Companies                  3,683,200            12.16%
One State Farm Plaza
Bloomington, Illinois 61701


Bandag, Incorporated                            2,395,000             7.91%
Bandag Center
Muscatine, Iowa 52761


The Stanley Foundation                          2,380,052(1)          7.86%
216 Sycamore Street
Muscatine, Iowa 52761


Stanley M. Howe                                 1,781,361(2)          5.88%
1124 Oakland Drive
Muscatine, Iowa 52761


Terrance L. and Loretta B. Mealy                1,646,504             5.44%
301 East Second Street
Muscatine, Iowa 52761


George J. Koenigsaecker III                        31,617                *


E. William Housh                                    4,933                *


David C. Stuebe                                       -0-                *


All Directors and Officers as a Group             398,755(3)          1.32%


------------------

* Less than 1 percent.

NOTES

(1) Richard H. Stanley, a Director of the Company, is President and a director of The Stanley Foundation. As such, he shares voting and dispositive powers regarding the shares owned by the Foundation, of which he disclaims "beneficial ownership."

(2) Includes 181,528 shares owned by The Howe Foundation. Mr. Howe, a Director and Chairman of the Company, is President of The Howe Foundation. As such, he shares voting and dispositive powers regarding the shares owned by the Foundation, of which he disclaims "beneficial ownership." Includes shares held by or for the benefit of the spouse and/or children of Mr. Howe, as to which such Director disclaims "beneficial ownership" (See Note (2) on page
     5).

(3) After elimination of duplication caused by shared voting or dispositive powers of certain stock listed in the above table. Includes shares held by or for the benefit of the spouses and/or children of Messrs. Liu and Stanley, respectively, as to which each such Director disclaims "beneficial ownership" (See Note (2) on page 5).


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock, and to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 30, 1995, all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were complied with, except Mr. Liu inadvertently failed to timely file one report on Form 4 in March 1995 covering separate transactions in Company securities held by him and his wife.


BOARD MEETINGS, COMMITTEES, AND FEES

The Board of Directors held four regular meetings and one special meeting during the last fiscal year. The Board has three standing committees which deal with audit matters, compensation, and nominations to the Board. Each Director has attended at least 75 percent of all committee and Board meetings.

The Audit Committee consists of Richard H. Stanley, Celeste C. Michalski, and Jan K. Ver Hagen, and it met four times during the last fiscal year. The Committee recommends selection of independent auditors and verifies auditors' performance, fees, and audit plans. The Committee also reviews the annual financial statements, the auditors' management letter with both outside auditors and management, the annual pension and profit-sharing audits, nonaudit services provided by outside auditors, the Company's insurance coverage, and any other financial matters as directed by the Board.

The Human Resources and Compensation Committee is comprised of Robert W. Cox, W. James Farrell, and Lee Liu, and it met four times during the last fiscal year. The Committee reviews executive compensation, benefit programs for all employees, management's recommendations on election of officers, and human resources development.

The Public Policy and Corporate Governance Committee is comprised of Lorne R. Waxlax, Robert L. Katz, Michael S. Plunkett, and Herman J. Schmidt, and it met four times during the last fiscal year. The Committee monitors social accountability, recommends changes in Board size, oversees committee jurisdiction and assignments, and proposes nominees for election to the Board of Directors. The Committee will consider candidates for Board membership recommended in writing by Shareholders by the deadline for Shareholder proposals.

Each outside Director receives an annual retainer of $20,000, of which $2,000 must be in the form of the Company's Common Stock. At the Director's election, additional retainer fees may be taken in the form of Company Common Stock. All shares of Company Common Stock issued in lieu of cash Director's fees are issued pursuant to the Company's 1995 Stock-Based Compensation Plan. Each Director also receives $1,000 for each regular or special Board meeting, $1,000 for each special committee meeting, and $500 for each regular meeting of a committee of which the Director is a member. Directors also receive an additional $1,000 for each meeting attended if they are required to travel six hours or more on a round trip basis. Each Director receives a $500 fee for each telephone conference meeting. Directors are also paid travel and related expenses for meetings attended.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 15, 1995, Robert L. Katz and Associates, of which Dr. Katz is President, entered into a one-year agreement with the Company to provide certain consulting services for $5,000 per month. The agreement also provides for reimbursement of travel expenses and other reasonable out-of-pocket costs incurred on the Company's behalf and is automatically renewed each year unless notice of cancellation is given no later than 90 days prior to the end of the one-year term. In 1995, the Company paid Robert L. Katz and Associates a total consulting fee of $5,000 for services rendered.


REQUIRED VOTE

Approval of the election of the above nominees as Directors requires the affirmative vote of the holders of two-thirds of the Shares present or represented and entitled to vote at the Annual Meeting.


RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded to, earned by, or paid to the Company's CEO and the other four most highly compensated executive officers of the Company for the years indicated:

                                          SUMMARY COMPENSATION TABLE

                                                      Annual                        Long-Term
                                                   Compensation                    Compensation
                                                   ------------                    ------------
Name and                       Fiscal                              Other     Restricted                   All Other
Principal                       Year    Salary/1/    Bonus/2/     Annual        Stock          LTIP        Compen-
Position                                                          Compen-     Awards/4/     Payouts/5/    sation/6/
                                                                 sation/3/
                                           ($)         ($)          ($)          ($)           ($)           ($)
Jack D. Michaels                1995     413,333     128,000      17,364                     283,592       92,240
President and CEO               1994     385,000     327,000      20,442                     318,022       16,745
                                1993     366,667     285,000      12,830                                   23,017

George J.                       1995     235,405      69,000       8,452                                   51,163
Koenigsaecker III               1994     227,000     150,000      18,390                                   15,937
President, The HON Company      1993     221,001     109,000       9,031                                    7,610

David C. Stuebe                 1995     206,668     100,000                                                  900
Vice President and CFO          1994      50,000      25,000      73,484                                      144

E. William Housh                1995     204,022      41,000      19,185                                   36,862
Senior Vice President,          1994     201,433     108,000      31,955                                   16,993
Strategic Alliance              1993     193,114      96,000      51,490                      15,159       24,520

Stanley M. Howe                 1995     150,000      55,000      59,320                     285,581       14,648
Chairman                        1994     150,000     126,000      33,778                     285,581       16,980
                                1993     166,667     105,000      10,609                     285,581       23,321
--------------------------

NOTES

/1/ These figures and others on this Table include amounts deferred, if any, in respect of fiscal 1995, 1994, and 1993 compensation but do not include any interest that may have accrued on any deferred compensation under the Company's Salary Deferral Plan. The Plan permits an executive to elect to defer any combination of salary, bonus, or LTIP income. The Plan provides for interest to be paid on any deferred amounts at an annual rate, compounded quarterly, equal to one-half percent below the prime rate of The Northern Trust Company, Chicago, Illinois, effective as of the first business day of the year.

/2/ The figures for bonuses reflect the awards of executive bonuses for the relevant fiscal years under the Company's Executive Bonus Plan. The executive bonuses are payable in three installments over three fiscal years, subject generally to a participant's continued employment with the Company at the time of payment. Mr. Stuebe became employed by the Company in fiscal 1994. The amounts included for Mr. Stuebe reflect executive bonus payments of $25,000 and $100,000 for fiscal 1994 and 1995, respectively, that the Company agreed to pay in connection with his acceptance of employment.

/3/ The figures in this column reflect cash profit-sharing payments; one-time, lump-sum salary payments; interest on LTIP Payouts; and relocation expenses. In the 1995, 1994, and 1993 fiscal years, the Company made the following payments under the Cash Profit-Sharing Plan: Mr. Michaels - $8,572; $9,368; $12,830; Mr. Koenigsaecker - $8,452; $9,450; $4,510; Mr. Housh - $8,454; $9,450; $13,061; and
Mr. Howe - $8,572; $9,368; $10,609. As a new employee, Mr. Stuebe was not eligible for, and did not receive any cash profit-sharing payments in fiscal 1994 or 1995. The Company's Cash Profit-Sharing Plan is generally applicable to all members. Cash profit-sharing is earned on a non-fiscal year cycle. One-time, lump-sum salary payments were made in 1994 in lieu of permanent salary increases, as follows:
Mr. Michaels - $7,500; Mr. Koenigsaecker - $8,940; Mr. Stuebe - $-0-; Mr. Housh
- $6,050; and Mr. Howe - $-0-. Interest payments for fiscal years 1995 and 1994 on LTIP Payouts to Mr. Michaels were $8,792 and $3,574, and for Mr. Howe were $50,748 and $24,410, respectively. The Company made taxable relocation expense reimbursements of $10,731; $16,455; and $38,429 in the 1995, 1994, and 1993
fiscal years for Mr. Housh; a reimbursement of $73,484 in the 1994 fiscal year for Mr. Stuebe; and a reimbursement of $4,521 in the 1993 fiscal year for Mr. Koenigsaecker.

/4/ In the 1993 fiscal year, Mr. Michaels received $3,400 in lieu of, but in rate and amount equal to, dividends on the unvested portion of his 1990 restricted stock award, the final portion of which vested during the 1993 fiscal year. In the 1995, 1994, and 1993 fiscal years, Mr. Koenigsaecker received $225; $1,031; and $1,688 in lieu of, but in rate and amount equal to, dividends on the unvested portion of his 1992 restricted stock award, the final portion of which vested in the 1995 fiscal year. No restricted stock awards to any executive officer are currently outstanding.

/5/ These payouts vested in the designated fiscal periods. The 1995 LTIP payout for Mr. Michaels represents cumulative appreciation over a five-year period starting January 1, 1991 on 200,000 units of permanent capital of HON INDUSTRIES Inc., and at the direction of the Board of Directors has been wholly paid in fiscal 1996. The 1994 payout for Mr. Michaels represents cumulative appreciation over a five-year period starting January 1, 1990 on 200,000 units of permanent capital of HON INDUSTRIES Inc., and at the direction of the Board of Directors, was wholly paid in 1995 and 1996. Mr. Howe's payout represents cumulative appreciation over the five-year period starting January 1, 1989 on 600,000 units of permanent capital of HON INDUSTRIES Inc., as reflected in the following accruals by the Company which were disclosed (except for 1992) in the Company's proxy statements for the following fiscal years: 1989 - $93,300; 1990
- $171,384; 1991 - $143,451; 1992 - $196,183; and 1993 - $252,425.  Of the total earned of $856,743, one-third was paid in 1994, one-third was paid in 1995, and one-third has been paid in 1996. See discussion of Executive Long-Term Incentive Compensation Plan on page 13 hereof.

/6/ Included are Company contributions to the HON Members Company Ownership Plan and the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan, as well as the dollar value of Company-paid life insurance under the HON INDUSTRIES Inc. Flexible Benefits Plan, all of which are generally applicable to all members. The amounts paid under the HON Members Company Ownership Plan in the 1995, 1994, and 1993 fiscal years were as follows: Mr. Michaels - $3,003; $3,007; $4,690; Mr. Koenigsaecker - $3,003; $3,007; $1,485; Mr. Housh - $3,003; $3,007; $4,690;
and Mr. Howe - $3,003; $3,007; $4,690. The amounts paid under the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan in the 1995, 1994, and 1993 fiscal years were as follows: Mr. Michaels - $11,645; $12,838; $17,978; Mr. Koenigsaecker - $11,331; $12,582; $6,009; Mr. Housh - $11,331; $12,582; $18,980;
and Mr. Howe - $11,645; $12,838; $17,978. The dollar value of Company-paid life insurance under the HON INDUSTRIES Inc. Flexible Benefits Plan in the 1995, 1994, and 1993 fiscal years were as follows: Mr. Michaels - $900; $900; $349; Mr. Koenigsaecker - $576; $348; $116; Mr. Stuebe - $900; $ 144; $ -0-; Mr. Housh
- $1,404; $1,404; $850; and Mr. Howe - $-0-; $1,135; $653.  This column also includes amounts equal to the value of Company Common Stock paid in respect of the 1995 fiscal year under the Company's ERISA Supplemental Retirement Plan, as follows: Mr. Michaels - $78,692; Mr. Koenigsaecker - $36,253; Mr. Stuebe - $-0-; Mr. Housh - $21,124; and Mr. Howe - $-0-. Under this Plan, certain executives receive certain benefits in the form of Company Common Stock equal in value to benefits they would have received under certain Company ERISA plans and the Company's Cash Profit-Sharing Plan but for a $150,000 earnings cap. The number of shares of Company Common Stock to be paid is determined by dividing the value of such benefits by the average of the closing prices of a share of the Company's Common Stock for each trading day of the last calendar quarter of the most recent calendar year immediately preceding the date of payment, with cash payable in lieu of any fractional share. The common stock is issued under the Company's 1995 Stock-Based Compensation Plan and may not be transferred while the recipient remains employed by the Company.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Human Resources and Compensation Committee of the Board of Directors of the Company on Executive Compensation shall not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH
             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
        S & P 500 INDEX, OFFICE FURNITURE INDUSTRY GROUP AND THE COMPANY

                                  TOTAL RETURN
                     STOCK PRICE PLUS REINVESTED DIVIDENDS

                       [PERFORMANCE GRAPH APPEARS HERE]

                  HONI     S&P     OFIG*
      ------------------------------------
      12/28/90   100.00   100.00  100.00
      12/27/91   135.50   126.31  122.82
      12/31/92   168.47   131.95  143.30
      12/31/93   196.40   141.25  201.30
      12/30/94   197.67   139.08  173.61
      12/29/95   174.72   186.52  185.89

/*/The Office Furniture Industry Group is a composite peer index constructed by the Company and weighted by market capitalization, which includes the following companies, but from which the Company has been excluded: Herman Miller, Inc.; Kimball International, Inc.; La-Z-Boy Chair Co.; Shelby Williams Industries, Inc.; and TAB Products Company.

The total return assumes $100 invested in the Company's Common Stock on December 28, 1990, and in each of S&P 500 Index and Office Furniture Industry Group Stocks on December 31, 1990. It includes reinvestment of dividends and is based on the closing stock price on the last trading day of the Company's fiscal year for the Company and the last trading day of December for each corresponding year for both the S & P 500 Index and Office Furniture Industry Group.

The comparative performance of the Company's Common Stock against the indexes as depicted in this graph is dependent on the price of the stock at a particular measurement point in time. Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of the Company's Common Stock may vary based on the strength or weakness of the stock price at the new measurement point used in each future proxy statement graph. For this reason, the Company does not believe that this graph should be considered as the sole indicator of Company performance.

            REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
                    OF THE BOARD OF DIRECTORS OF THE COMPANY
                           ON EXECUTIVE COMPENSATION

OVERALL POLICY. The Company's executive compensation program is designed to be linked to Company performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company's success in meeting its business goals and objectives.

The executive compensation strategy is designed to: (i) ensure the total program will be able to attract, motivate, and retain executives of the highest quality; (ii) relate total compensation to individual executive performance and the performance of the business unit he or she manages; and (iii) provide incentives for high levels of performance.

The Company also believes executive compensation should be subject to objective review. For this reason, the Human Resources and Compensation Committee of the Board of Directors was established and has now been in operation for many years. All matters pertaining to executive compensation are submitted to the outside Directors of the Board for approval following review and recommendation by the Committee.

Operating within the framework of a statement of duties and responsibilities established by the Board of Directors, the Committee's role is to assure the
Company's: (1) compensation strategy is aligned with the long-term interest of the Shareholders; (2) compensation structure is fair and reasonable; and (3) compensation reflects both Company and individual performance. In discharging its responsibilities, the Committee utilizes comparative compensation surveys developed by independent professional organizations. These surveys do not necessarily include the companies used in the peer index in the Performance Graph. The Committee believes that a broad basis for comparison, i.e., durable goods manufacturing companies of similar size, provides a better basis for salary determination since the peer group itself does not include several of the Company's direct competitors that are privately held.

For purposes of administering awards under the Company's Executive Bonus and Executive Long-Term Incentive Compensation Plans, the Committee has reviewed the federal income tax legislation adopted during 1993 limiting the deductibility of certain executive compensation in excess of $1 million. The Committee has adopted the following practice: if payouts to any individual executive under the Company's programs are affected by this limitation, then the Committee will in the exercise of its discretion defer making payment of certain incentive compensation to future years. The Committee expects to continue to monitor the impact of this legislation in future years.

The Committee is comprised of three Directors, none of whom are current or former members of the Company. There are no interlocking Board memberships between the Company and the outside Directors. The Committee met four times during fiscal 1995.

EXECUTIVE COMPENSATION PROGRAM. The Company's executive compensation program consists of the following components:

Base Salary. Base salaries are initially determined by evaluating the responsibilities of a position, the experience of a candidate, his or her prior compensation, and compensation for positions having similar scope and accountability within the Company. Basic comparisons are made to similar size companies in the durable goods manufacturing industry, based upon surveys prepared by reputable independent organizations. In general, the Company uses as a guide the middle range of base compensation in such surveys. While some of the companies in the peer group chosen for comparison of shareholder returns in the performance graph on page 11 may be included in the surveys considered by the Committee in setting executives' salaries, there is no set peer group against which those salaries are measured. Instead, the Company reviews broader-based data for the durable goods manufacturing industry and, when available, industry specific data relative to a particular position. Salary reviews are conducted annually for executive officers by considering an executive's performance, changes in his or her responsibilities, and by reference to salary surveys for comparably situated executives with companies of similar size in the durable goods manufacturing industry.

Executive Bonus Plan. For fiscal 1995, there were 53 participants in the Company's Executive Bonus Plan ("Bonus Plan"). Bonuses are normally awarded annually based upon the Company's or an operating unit's prior fiscal year performance. The goals of the Bonus Plan are to motivate and reward Company, business unit, and individual accomplishments. Performance criteria include:
(i) return on assets/equity level and trend, (ii) market share level and trend,
(iii) significant actions and accomplishments which promote long-term growth and profitability, (iv) achievement of annual strategic objectives, and (v) pursuit and achievement of the Company's Vision Statement, which states: HON INDUSTRIES SHALL BE PROFITABLE, BE ECONOMICALLY SOUND, PURSUE SOUND GROWTH, BE A SUPPLIER OF QUALITY PRODUCTS AND SERVICES, BE A GOOD PLACE TO WORK, AND BE A RESPONSIBLE CORPORATE CITIZEN. Primary among these performance criteria are profitable sales growth, return on assets/equity, and achievement of related strategic objectives.

The level of an individual award is determined by the potential impact an executive has over the realization of Company profits and growth. Bonus awards cannot exceed 100 percent of base salary for the Chairman of the Board and the President and CEO, 75 percent of base salary for the Vice President and CFO and operating company presidents, 50 percent of base salary for any other officer, or 25 percent of base salary for any other participant. In 1995, the awards earned by executive officers under the Bonus Plan ranged from 14.5 percent to
47.6 percent of base salary.

Each award is paid in three installments over three fiscal years: (1) the first installment is equal to one-half of the award; and (2) the second and third installments are each equal to one-fourth of the award. In order to earn and receive payment, the participant must be employed with the Company through the date of payment of each installment. Bonuses are awarded and paid in cash. In lieu of cash payments, executives may elect to take shares of the Company's Common Stock pursuant to the terms of the 1995 Stock-Based Compensation Plan.

Executive Long-Term Incentive Compensation Plan. There are currently 14 participants in the Company's Executive Long-Term Incentive Compensation Plan ("LTIP"), including operating company presidents and certain key corporate officers. Its purpose is to focus the attention of senior executives on the long-term health of the Company. An additional purpose is to strengthen the ability of the Company to attract, motivate, and retain senior executives of high caliber.

Awards made under the LTIP are in the form of rights to the appreciation, over a five-year period unless another period is designated by the Board of Directors, in the value of units of permanent capital of the Company and/or one of its operating companies. Appreciation is measured on a net cumulative basis over the award period. Under the LTIP, permanent capital may be defined by the Board of Directors and generally means total assets less current liabilities (excluding current portions of long-term debt and capital lease obligations). Appreciation is defined as after-tax net income exclusive of non-operating items such as gains and losses from sales of assets and sales, transfers, or redemptions of permanent capital, and certain other extraordinary and non-operating items. Each unit of permanent capital is equal to one dollar. Awards are granted at the discretion of the Board of Directors. The size of an award is dependent upon the impact the executive has on the long-term realization of Company and/or business unit sales and profits. Maximum amounts are not specified, but are dependent upon the net cumulative appreciation or net growth in the permanent capital of the relevant business unit, which is itself based on such business unit's financial and business performance and is governed by such practical limitations as the size of the market, the rigors of competition, and the business unit's manufacturing capacity. The ultimate value of an award payout, which is equal to the net cumulative appreciation, if any, on units of permanent capital, is dependent on the financial performance of the Company and/or the applicable business unit.

Rights to award payouts become vested, unless participant's employment has been terminated previously, at the end of the award period or on death, disability, retirement at age 62, or change in corporate control. Award payouts are made in cash in three equal installments over three fiscal years unless the Board of Directors approves a different payout schedule. In lieu of payments, executives may elect to receive shares of the Company's Common Stock pursuant to the terms of the 1995 Stock-Based Compensation Plan.

CEO COMPENSATION. In determining Jack D. Michaels' compensation, the Committee considers the Company's success in meeting its performance goals in the areas of profitability, return on equity, sales growth, financial soundness, member relations, and corporate citizenship, as well as the assessment of the Committee and the Board of Directors of Mr. Michaels' individual performance. The Committee also considers the compensation levels of chief executive officers as shown by reputable independent surveys for organizations of equivalent size in the durable goods manufacturing industry. Overall, profitable sales growth, return on equity, and achievement of related strategic business objectives are the primary measures of the CEO's performance.

Although net sales reached an all-time high in the 1995 fiscal year, the Company experienced a 24.1 percent decrease in net income and a 22 percent decrease in earnings per share. The Company's average return on average shareholders equity was 20 percent in fiscal 1995 compared to 29 percent for fiscal 1994.

Under the Bonus Plan, Mr. Michaels received an award of $128,000 in respect of fiscal 1995 compared to an award of $327,000 for fiscal 1994, reflecting the decline in Company earnings offset by Mr. Michaels' contributions to the Company's sales performance in fiscal 1995, and his leadership in strategically positioning the Company for profitable growth in the future.

HUMAN RESOURCES AND
 COMPENSATION COMMITTEE
Robert W. Cox, Chairperson
W. James Farrell
Lee Liu



CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

The Company has entered into change in control employment agreements with corporate officers and certain other key employees. According to the agreements, a change in control occurs when a third person or entity becomes the beneficial owner of 20 percent or more of the Company's Common Stock or more than one-third of the Company's Board of Directors is composed of persons not recommended by at least three-fourths of the incumbent Board of Directors, or upon the occurrence of certain business combinations involving the Company.
Upon a change in control, a two-year employment contract between the Company and each such executive becomes effective, and all his or her benefits become vested under Company plans. In addition, the executive becomes entitled to certain benefits if, at any time within two years of the change in control, any of the following occurs: (i) employment is terminated by the Company for any reason other than cause or disability of the executive, or (ii) employment is terminated by the executive for good reason, as such terms are defined in the agreement. In such circumstances, the executive is entitled to receive his or her annual salary through the date of termination, a bonus equal to the average of the executive's annual bonuses for the prior two years prorated based on the length of employment during the year in which termination occurs, and a severance payment equal to two times the sum of (i) the executive's annual base salary and (ii) the average of the executive's annual bonuses for the prior two years. The executive will also be entitled to a continuation of certain employee benefits for two years, or longer if comparable benefits are not otherwise available to the executive. The executive will be entitled to receive reimbursement for any legal fees and expenses, plus interest thereon, that may be incurred in enforcing or defending his or her employment agreement. All of the executive officers named in the Summary Compensation Table have executed such agreements.

INDEPENDENT AUDITORS

Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.



           DEADLINE FOR SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Proposals by Shareholders intended to be presented at the 1997 Annual Meeting must be received at the Company's executive offices no later than November 28, 1996, to be included in the proxy statement and proxy form.

                                 OTHER MATTERS

The Board of Directors knows of no other matters that will be brought before the Annual Meeting, but, if other matters properly come before the meeting, it is intended that the persons named in the proxy will vote the proxy according to their best judgment.

The entire cost of soliciting proxies for the Annual Meeting is paid by the Company. No solicitation other than by mail is contemplated.

ON WRITTEN REQUEST TO THE UNDERSIGNED AT 414 EAST THIRD STREET, P.O. BOX 1109, MUSCATINE, IA 52761-7109, THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO THE SHAREHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR.

Information set forth in this proxy statement is as of March 15, 1996, unless otherwise noted.



A. Mosby Harvey, Jr.
Vice President, General Counsel and Secretary
March 29, 1996

THE ANNUAL REPORT TO SHAREHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995, WHICH INCLUDES FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS OF THE COMPANY TOGETHER WITH THIS PROXY STATEMENT. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

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                              HON INDUSTRIES INC.

    COMMON STOCK PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                         SHAREHOLDERS ON MAY 14, 1996.

The undersigned acknowledges receipt of a Notice of Annual Meeting and Proxy Statement dated March 29, 1996, and appoints Stanley M. Howe and Jack D. Michaels, or either of them, with full power of substitution, as the proxies and attorneys of the undersigned, to vote all shares of common stock, par value $1.00 per share, of HON INDUSTRIES Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of HON INDUSTRIES Inc. to be held at Muscatine, Iowa, on May 14, 1996, at 10:30 a.m. and any adjournment thereof. The proxies are directed to vote as checked on the reverse side on the following matters or otherwise in their discretion.

PROPOSAL--ELECTION OF DIRECTORS--NOMINEES:
          For three-year terms: Robert L. Katz, Celeste C. Michalski, and
                                Richard H. Stanley

The Board of Directors knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournment thereof, the proxies will vote on such matters in their discretion.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFICALLY DIRECTED
HEREIN. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.
    ------------------------------------------------------------------------
                                                          For    Withheld
       PROPOSAL--ELECTION OF DIRECTORS (SEE REVERSE)      [_]      [_]

                  For, except vote withheld from the following
                    nominee(s): ______________________________
    ------------------------------------------------------------------------
PLEASE DATE, SIGN, AND MAIL IN ENCLOSED RETURN ENVELOPE.

                                    Dated ________________________________, 1996

                                ________________________________________________

                                ________________________________________________
                                Signature(s) of Shareholder(s)

                                [_] Individual  [_] Corporation  [_] Partnership

                                [_] Other ______________________________________

                                (Please date this proxy and sign exactly as your name or names appear hereon. If you sign as attorney, executor, administrator, trustee, guardian, custodian, or corporate official, please give your full title in such capacity.)

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